UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 22, 2004

SOUTHSIDE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

TEXAS
(State or other jurisdiction of incorporation or organization)

0-12247
(Commission File Number)

75-1848732
(I.R.S. Employer Identification No.)

1201 S. Beckham
Tyler, Texas
(Address of principal executive offices)

75701
(Zip Code)

(903) 531-7111
(Registrant’s telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

     The following exhibit is furnished herewith pursuant to Item 12, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated into any of the previous or future filings of Southside Bancshares, Inc. under the Securities Act of 1933, as amended, or the Exchange Act:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press Release dated July 22, 2004 of Southside Bancshares, Inc. with respect to the financial results for the second quarter and six months ended June 30, 2004

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 22, 2004, Southside Bancshares, Inc. announced its financial results for the second quarter and six months ended June 30, 2004, reporting earnings of $3.7 million and $8.2 million, respectively and diluted earnings per common share of $0.33 and $0.74, respectively. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. The press release includes information regarding interest income on a taxable equivalent basis or FTE. FTE is a non-GAAP performance measure used by management in operating the business which management believes provides investors with a more accurate picture of the interest yield, spread and margin for comparative purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

Date: July 22, 2004	By:	/s/ Lee R. Gibson

Lee R. Gibson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated July 22, 2004 of Southside Bancshares, Inc. with respect to the financial results for the second quarter and six months ended June 30, 2004.